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Exhibit 23

Independent Auditors' Report on Financial Statement Schedule

The Board of Directors and Stockholders
Alternative Resources Corporation:

        Under date of April 15, 2003, we reported on the consolidated balance sheets of Alternative Resources Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule of valuation and qualifying accounts. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits.

        In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP
Chicago, Illinois
April 15, 2003

EXHIBIT 23—CONSENT OF KPMG LLP

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Alternative Resources Corporation:

        We consent to incorporation by reference in the registration statements (Nos. 33-85078, 333-12693, 333-84967 and 333-84969) on Form S-8 of Alternative Resources Corporation (the Company) of our reports dated April 15, 2003, relating to the consolidated balance sheets of Alternative Resources Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2002, which reports appear in the December 31, 2002 annual report on Form 10-K of Alternative Resources Corporation. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/ KPMG LLP
Chicago, Illinois
April 15, 2003

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Independent Auditors' Report on Financial Statement Schedule